UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2012

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b) On May 7, 2012, effective immediately prior to the Annual Meeting of Shareholders (the “2012 Annual Meeting”) of MKS Instruments, Inc. (the “Company”), Louis P. Valente and Hans-Jochen Kahl retired from the Company’s Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following sets forth the results of voting by stockholders at the 2012 Annual Meeting:

a)	Election of two Class I Directors to serve for a three year term and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
Leo Berlinighieri	46,404,061	1,256,037
Elizabeth A. Mora	47,472,113	187,985

There were broker non-votes of 2,611,633 shares on this proposal.

b)	Approval of a non-binding advisory vote on executive compensation.

Votes For	Vote Against	Votes Abstained
46,036,673	1,575,898	47,527

There were broker non-votes of 2,611,633 shares on this proposal.

c)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012.

Votes For	Vote Against	Votes Abstained
49,956,782	244,478	70,471

There were no broker non-votes for this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

May 7, 2012	By:	/s/ Seth H. Bagshaw

Name: Seth H. Bagshaw
Title: Vice President, Chief Financial Officer & Treasurer